UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2013

Date of Report

March 21, 2013

(Date of earliest event reported)

BIOZOOM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53678	26-0370478
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wilhelmshoeher Allee 273A

Kassel, Germany, 34131

(Address of principal executive offices, including zip code)

800-882-1683

 (Registrant’s telephone number, including area code)

N/A

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 21, 2013, Biozoom, Inc. (the “Company”) entered into a consulting agreement with Tefa Dexter, its Secretary. Under the consulting agreement, Mr. Dexter agreed to implement a web portal for the wholesale and consumer sale and use of the Company’s products, provide project management, integration, and sales training regarding the use of the Company’s products and web portal, continue to act as the Company’s Secretary, and render such other business development and sales services as may be agreed by the Company and Mr. Dexter from time to time.  Mr. Dexter will receive the following compensation pursuant to the consulting agreement:  (1) $6,000 payable immediately, (2) a monthly fee of $3,500, (3) 195,000 restricted shares of the Company’s common stock on June 15, 2013, and (4) 275,000 restricted shares of the Company’s common stock, payable on September 15, 2013 so long as the agreement has not been terminated prior to July 31, 2013.  The consulting agreement has an initial term of 12 months, shall automatically renew for 12-month periods thereafter, and can be terminated by either party after providing the other 30 days notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2013	BIOZOOM, INC.

	By:	/s/ Hardy Hoheisel Name: Hardy Hoheisel Title: Chief Executive Officer